UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2012 (December 6, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2012, Memorial Production Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Memorial Production Partners GP LLC (the “General Partner”) and Memorial Production Operating LLC (“Operating LLC” and, together with the Partnership and the General Partner, the “Partnership Parties”) and Raymond James & Associates, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 10,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $17.00 per Common Unit ($16.32 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 1,575,000 Common Units on the same terms to cover over-allotments, if any.

The material terms of the Offering are described in the prospectus, dated December 6, 2012 (the “Prospectus”), filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”) on December 7, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-185051), initially filed by the Partnership with the Commission on November 20, 2012 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on December 12, 2012. The Partnership received net proceeds from the Offering of approximately $172 million, including the General Partner’s proportionate capital contribution and after deducting underwriting discounts but before estimated offering expenses. The Partnership used the net proceeds of the sale of the Common Units to fund a portion of the purchase price for the Acquisition (defined below).

As more fully described under the caption “Underwriting” in the Prospectus, affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility. In addition, an affiliate of Wells Fargo Securities, LLC is a lender under Rise Energy Operating, LLC’s credit facility, which the Partnership expects to be repaid in connection with the closing of the Acquisition. The underwriters and their affiliates may provide in the future investment banking, financial advisory or other financial services for the Partnership and its affiliates, for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services. An affiliate of Wells Fargo Securities, LLC serves as the Partnership’s registrar and transfer agent and receives customary fees for such service.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 12, 2012, the Partnership issued a press release announcing that the Partnership closed its previously announced acquisition (the “Acquisition”) of Rise Energy Operating, LLC, which owns certain operating interests in producing and non-producing oil and gas properties offshore Southern California, for $271 million, which includes $3 million of working capital and other customary adjustments. The Acquisition was funded through the net proceeds of the sale of the Common Units in the Offering and borrowings under the Partnership’s revolving credit facility.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated as of November 19, 2012, by and among Operating LLC and Rise Energy Partners, LP (“Rise”), a copy of which was filed with the Partnership’s Current Report on Form 8-K on November 20, 2012.

Rise is primarily owned by two Natural Gas Partners funds, which funds are two of the Natural Gas Partners funds that control Memorial Resource Development LLC (“Memorial Resource”), which controls the General Partner. Because this is a related party transaction, the conflicts committee of the board of directors of the General Partner reviewed the Acquisition and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the Acquisition pursuant to the Partnership’s limited partnership agreement. Based upon that approval, and upon the recommendation of the conflicts committee, the board of directors of the Partnership’s general partner approved the Acquisition.

Memorial Resource owns all of the voting interests in the General Partner, and affiliates of Memorial Resource own non-voting membership interests in the General Partner that entitle them collectively to 50% of all cash distributions and Common Units received by the General Partner in respect of the Partnership’s incentive distribution rights. Memorial Resource also owns 7,061,294 Common Units and 5,360,912 subordinated units representing limited partner interests in the Partnership representing an aggregate 37.8% limited partner interest in the Partnership giving effect to the Offering. The General Partner owns a 0.1% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase. In addition, all of the executive officers of the General Partner hold similar positions with Memorial Resource, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of Memorial Resource. In addition, all of the non-independent directors of the board of directors of the General Partner have indirect economic interests in the Natural Gas Partners funds that primarily own Rise, which interests entitle them to a portion of the profits generated by those funds in excess of certain return thresholds.

Item 7.01.	Regulation FD Disclosure.

On December 6, 2012, the Partnership announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On December 12, 2012, the Partnership announced that it had closed the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On December 12, 2012, the Partnership announced that it had closed the Acquisition described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01, including the attached Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

The financial statements and pro forma financial information required to be filed with this Current Report on Form 8-K are incorporated by reference to pages F-2 through F-65 of the Prospectus relating to the Registration Statement.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2012, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Production Operating LLC and Raymond James & Associates, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein

23.1	Consent of Netherland, Sewell & Associates, Inc.

23.2	Consent of KPMG LLP

99.1	Press release dated December 6, 2012

99.2	Press release dated December 12, 2012

99.3	Press release dated December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: December 12, 2012	By:	/s/ Kyle N. Roane
Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2012, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Production Operating LLC and Raymond James & Associates, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein

23.1	Consent of Netherland, Sewell & Associates, Inc.

23.2	Consent of KPMG LLP

99.1	Press release dated December 6, 2012

99.2	Press release dated December 12, 2012

99.3	Press release dated December 12, 2012